Ex. 10.6

FIRST AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT
(Inventory Loan)

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of February 28, 2005, (the “First Amendment”) entered into by SILVERLEAF RESORTS, INC., a Texas corporation, (as “Borrower”), and TEXTRON FINANCIAL CORPORATION, a Delaware corporation as (“Lender”).

WITNESSETH:

WHEREAS, Borrower is engaged in the business of acquiring, constructing, developing, owning, managing, selling and otherwise dealing with Intervals at the Resorts (as each such term is hereafter defined);

WHEREAS, Lender and Borrower are parties to that certain Loan and Security Agreement, dated as of December 16, 1999, as amended by that certain First Amendment to Loan and Security Agreement, dated as of April 17, 2001, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of April 30, 2002, as further amended by that certain Letter Amendment, dated as of March 27, 2003, and as further amended by that certain Third Amendment to Loan and Security Agreement (Inventory Loan), dated as of December 19, 2003 (collectively, the “Original Loan Agreement”).

WHEREAS, pursuant to the Original Loan Agreement, Lender agreed, subject to the terms and conditions of the Original Loan Agreement, to provide to Borrower, for the purpose of providing liquidity in connection with Borrower’s ownership, purchase and warehousing of Intervals (as such term is hereinafter defined), a loan in the maximum amount of $10,000,000 (the “Existing Inventory Loan”), which loan is evidenced by Borrower’s Amended and Restated Secured Promissory Note, dated as of April 30, 2002 (the “Existing Note”);

WHEREAS, Lender and Borrower further amended and restated the Original Loan Agreement in its entirety pursuant to an Amended and Restated Loan, Security and Agency Agreement dated as of March 5, 2004, as amended by that certain Letter Amendment, dated as of April 16, 2004, and as further amended by that certain Letter Amendment, dated as of July 30, 2004 (the “Restated Loan Agreement” and as amended hereby the “Loan Agreement”)

WHEREAS, pursuant to the Restated Loan Agreement, Lender agreed, subject to the terms and conditions of the Restated Loan Agreement, to provide to Borrower, for the purpose of providing liquidity in connection with Borrower’s ownership, purchase and warehousing of Intervals (as such term is hereinafter defined), to make an additional inventory loan to the borrower in the maximum amount of $8,000,000 (the “New Inventory Loan”). The Existing Inventory Loan

and the New Inventory Loan are evidenced by the Existing Note, in the original principal amount of Ten Million Dollars ($10,000,000) and the Borrower’s Secured Promissory Note, dated March 5, 2004, in the original principal amount of Eight Million Dollars ($8,000,000);

WHEREAS, Borrower has requested and Lender has agreed, subject to the terms and conditions herein, that Lender provide an additional inventory loan to Borrower to the maximum amount of $5,000,000 (the “Inventory Term Loan”) for the purpose of repaying the Term Loan Components of the Additional Credit Facility and Existing Credit Facilities.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Loan Agreement.

2. Elimination of Requirement for Business Plan. The Loan Agreement is modified in part to add the following provision:

“Elimination of Requirement for Business Plan. Provided no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred, the requirement for Borrower to maintain and adhere to the Business Plan is eliminated in all respects from and after the date that: (i) the Term Loan Component has been paid in full; and (ii) Borrower has achieved the net income projection for the six months ending December 31, 2004 and exceeded by 10% the net income projection for the fiscal year ending December 31, 2004, as those net income projections appear in the Business Model dated November 13, 2003, such net income results to be evidenced by audited Financial Statements delivered by Borrower to Lender.”

3. Definitions. Provided that no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred, Section 1.1(ll) will be amended in its entirety and replaced with the following new Section 1.1(ll), on the date that the Term Loan Component has been paid in full:

“(ll) Final Maturity Date. March 31, 2009 with respect to the Existing Inventory Loan and the New Inventory Loan, and March 31, 2007 with respect to the Inventory Term Loan.”

4. Definitions. Section 1.1(tt) is hereby amended in its entirety and replaced with the following new Section 1.1(tt):

“(tt) Interest Rate. The Interest Rate on: (i) the Existing Inventory Loan Note shall be a variable rate, adjusted as of each LIBOR Determination Date, equal to the sum of LIBOR, determined as of each LIBOR Determination Date, plus three and one-quarter percent (3.25%) per annum and (ii) the New Inventory Loan Note and the Inventory Term Loan Note shall be a variable rate, adjusted as of each Prime Rate Determination Date, equal to the sum of the Prime Rate, determined as of each Prime Rate Determination Date, plus three percent (3.0%) per annum, provided, however, that at no time shall the Interest Rate on the New Inventory Loan Note or the Inventory Term Loan Note be less than six percent (6.0%) per annum.”

5. Definitions. Section 1.1(ccc) is hereby amended in its entirety and replaced with the following new paragraph:

“(ccc) Loan or Loans. The terms “Loan” and “Loans” mean the Existing Inventory Loan, the New Inventory Loan, and the Inventory Term Loan, singly and collectively, as the context requires.”

6. Definitions. Section 1.1(fff) is hereby amended in its entirety and replaced with the following new Section 1.1(fff):

“(fff) Loan to Retail Value Ratio. The term “Loan to Retail Value Ratio” shall mean the ratio of the outstanding principal balance of the Loan, from time to time, to the Retail Value of the Inventory. The Loan to Retail Value Ratio shall be 15% for the Existing Inventory Loan and the Inventory Term Loan and 11% for the New Inventory Loan.”

7. Definitions. Section 1.1(ooo) is hereby amended in its entirety and replaced with the following new Section 1.1(ooo):

“(ooo) Note. Singly and collectively, the Existing Inventory Loan Note, the New Inventory Loan Note, and the Inventory Term Loan Note.”

8. Definitions. Provided that no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred, Section 1.1(uuu) will be amended in its entirety and replaced with the following new Section 1.1(uuu), on the date that the Term Loan Component has been paid in full:

“(uuuu) Term. The term for the Existing Inventory Loan and New Inventory Loan, shall be the period ending March 31, 2009, and for the Inventory Term Loan shall be the period ending March 31, 2007.”

9. Definitions. Section 1.1 is hereby amended in part to add the following new paragraphs:

“(ddddd) Backup Servicing Agreement. Shall mean that certain Backup Servicing Agreement dated as of April 10, 2001, as amended by the First Amendment to the Backup Servicing Agreement dated as of April 30, 2002.”

“(eeeee) Declarant Rights. Shall mean the rights of the declarant described on Schedule 1.1(c) attached hereto.”

“(fffff) Inventory Term Loan. The term “Inventory Term Loan” shall mean that certain $5,000,000.00 credit facility provided by Lender to Borrower pursuant to Borrower pursuant to this Agreement and evidenced by the Inventory Term Loan Note.”

“(ggggg) Inventory Term Loan Note. The term “Inventory Term Loan Note” shall mean that certain Secured Promissory Note in the form attached as Exhibit A dated as of February 28, 2005, made by Borrower to Lender to evidence the Inventory Term Loan in the maximum principal amount of $5,000,000.00, as it may hereafter be amended from time to time.”

“(hhhhh) Management Agreement. Shall mean that certain Management Agreement by and between Silverleaf Club and Silverleaf Resorts, Inc. dated as of March 28, 1990 as amended to date.”

“(iiiii) Utility Purchase Agreement. Shall mean that certain Asset Purchase Agreement between Silverleaf Resorts, Inc. and Algonquin Water Resources of Texas, Inc. and Algonquin Water Resources of Missouri, Inc. and Algonquin Water Resources of Illinois, Inc. and Algonquin Water Resources of America, Inc. and Algonquin Power Income Fund dated as of August 29, 2004.”

“(jjjjj) Utility Rights. Shall mean the Facilities, Real Property and Utilities, as those terms are defined in the Utility Purchase Agreement, that are part of the Additional Resort Collateral.”

10. Revolving Loan and Lending Limits. Provided that no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred, Section 2.1 will be amended in its entirety and replaced with the following new Section 2.1, on the date that the Term Loan Component has been paid in full:

“(2.1) Revolving Loan and Lending Limits . Upon the terms and subject to the conditions set forth in this Agreement, including but not limited to Section 2.8 hereof, the Lender shall make Advances to the Borrower, of up to $16,000,000 million under the Existing Inventory Loan and the New Inventory Loan and on the Closing Date up to $5,000,0000 under the Inventory Term Loan. Borrower may borrow, repay and reborrow during the Revolving Loan Period, as such term is hereafter defined, principal under the Existing Inventory Loan and the New Inventory Loan in an amount not to exceed at any time in the aggregate the lesser of: (i) the Loan to Retail Value Ratio of the Required Retail Value of the Inventory or (ii) $16,000,000.00 (such amount being the aggregate principal amount of the Existing Inventory Loan and the New Inventory Loan), as reduced as set forth in Section 2.4(b)(ii) hereof. Under no conditions may the Borrower repay and reborrow principal under the Inventory Term Loan. Borrower acknowledges and agrees that Lender may make Advances from the Existing Inventory Loan, the New Inventory Loan and/or the Inventory Term Loan in such manner and amount as Lender may determine in its sole discretion. The

Revolving Loan Period shall be the period during the Term in which the Borrower may borrower, repay and reborrow Advances and shall terminate in all respects on March 31, 2007. Borrower’s right to receive Advances hereunder shall also be subject to the terms and conditions set forth in that certain Second Amended and Restated Intercreditor Agreement between Lender, Heller, Borrower and Sovereign dated of even date herewith, as may be amended hereafter (the “Intercreditor Agreement”), but only so long as the Intercreditor Agreement remains in full force and effect. Notwithstanding anything herein to the contrary, Borrower acknowledges, confirms and agrees that it shall not be entitled to receive, nor shall Lender be required to make, any Advance if and to the extent that Borrower has failed to substantially adhere to the Business Plan, including the Senior Lender Advance Schedule, as determined by Lender in its sole and absolute discretion, so long as Borrower is required to maintain and adhere to the Business Plan under this Agreement. ”

11. Monthly Payments. Section 2.3(a) is hereby amended in its entirety and replaced with the following new Section 2.3(a):

“(a) Monthly Payments. The Borrower shall pay to the Lender, on the first day of each month and until the respective Loan is paid in full: (1) commencing on March 1, 2005, interest on the outstanding principal balance of the Existing Inventory Loan and New Inventory Loan, from time to time, at the applicable Interest Rate; and (2) commencing on May 1, 2005, an amount equal to $185,000 plus interest on the outstanding principal balance of the Inventory Term Loan, from time to time, at the applicable Interest Rate. Lender shall apply each such payment in the following order: (i) to the payment of all costs or expenses incurred by the Lender pursuant to this Agreement in creating, maintaining, protecting or enforcing the Liens in and to the Collateral and in collecting any amount due to Lender in connection with the Loan; (ii) to any interest accrued at the Default Rate; (iii) to the payment of accrued and unpaid interest at the applicable Interest Rate; (iv) to the reduction of principal of the Inventory Term Loan in an amount up to $185,000; and (v) to the reduction of the principal balance of the Existing Inventory Loan, the New Inventory Loan, and the Inventory Term Loan in such order and manner as Lender may determine in its sole discretion. If the amount of the funds received by Lender with respect to any month is insufficient to pay in full all amounts due from Borrower to Lender under this Agreement, Borrower shall pay the difference to Lender on or before the fifth (5th) day after notice from Lender to Borrower advising Borrower of such insufficiency. ”

12. Payments. Section 2.3 is hereby amended in part by adding the following new Section 2.3(d):

“(d) Final Term Payment. The entire outstanding principal amount of the Inventory Term Loan together with all accrued interest shall be due and payable, without notice or demand, on March 31, 2007. ”

13. Loan Term. Provided that no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred, Section 2.7 will be amended in its entirety and replaced with the following new Section 2.7, on the date that the Term Loan Component has been paid in full:

“2.7 Loan Term. The term of the Loan shall terminate on March 31, 2009, except for the Inventory Term Loan, which shall terminate on March 31, 2007. ”

14. Release of Utility Rights, Additional Resort Collateral and Sovereign Collateral. Section 3 is hereby amended in part to add the following new Section 3.15:

“3.15 Release of Liens. Notwithstanding anything contrary in the Loan Agreement, and provided no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred:

(a) the Utility Rights shall be released from the Lien of the security interest granted to Lender hereunder on the date that: (i) the sale of the Utility Rights is closed pursuant to the Utility Purchase Agreement; and (ii) the net proceeds of such sale in an amount not less than thirteen million dollars ($13,000,000) is transferred to Lender to be held in escrow until March 31, 2005, on which date Lender shall apply such proceeds to the Revolving Component of the Additional Credit Facility and Existing Credit Facilities, or sooner if required by Lender to make a contractually obligated payment under the Loan Facilities;

(b) the Additional Resort Collateral, except for the Declarant Rights and the Management Agreement, shall be released from the Lien of the security interest granted to Lender hereunder on the date that the Term Loan Component has been paid in full;

(c) all collateral securing the Sovereign Facility, which shall mean the Notes Receivable and related Mortgages exclusively assigned to Sovereign in connection with an advance under its loan documents, shall be released from the Lien of the security interest granted to Lender hereunder on the date that: (i) the Term Loan Component has been paid in full; (ii) Borrower has achieved the net income projection for the six months ending December 31, 2004 and exceeded by 10% the net income projection for the fiscal year ending December 31, 2004, as those net income projections appear in the Business Model dated November 13, 2003, such net income results to be evidenced by audited Financial Statements delivered by Borrower to Lender; and (iii) all Collateral is released from any lien granted to Sovereign pursuant to the Sovereign Documents; and

(d) the Declarant Rights and the Management Agreement shall be released from the Liens of the security interest granted to Lender hereunder on the date that: (i) the Term Loan Component has been paid in full; (ii) Borrower has achieved the net income projection for the six months ending December 31, 2004 and exceeded by 10% the net income projection for the fiscal year ending December

31, 2004, as those net income projections appear in the Business Model dated November 13, 2003, such net income results to be evidenced by audited Financial Statements delivered by Borrower to Lender; (iii) Borrower files a negative pledge in a form acceptable to Lender in the land records for each Resort that neither Declarant Rights nor the Management Agreement will be assigned, transferred, or encumbered; and (iv) the Declarant Rights and the Management Agreement are also released from any lien granted to Sovereign pursuant to the Sovereign Documents. Notwithstanding anything herein to the contrary, to the extent that the Declarant Rights or Management Agreement have not already been released from any lien granted to Lender hereunder, on the date that the maximum aggregate Commitment under this Agreement, the Additional Credit Facility and Existing Credit Facilities has been reduced to $82,000,000.00 for the Revolving Loan Component, the Declarant Rights and Management Agreement shall be released from the Lien of the security interest granted to Lender hereunder, provided that: (1) Borrower files a negative pledge in a form acceptable to Lender in the land records for each Resort that neither the Declarant Rights nor the Management Agreement will be assigned, transferred, or encumbered and (2) the Declarant Rights and Management Agreement are also released from any lien granted to Sovereign pursuant to the Sovereign Documents.

15. Tangible Net Worth. Provided that: (i) no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred; and (ii) Tangible Net Worth as of December 31, 2004 meets or exceeds the requirement of the existing Section 7.1(cc)(i) Tangible Net Worth Covenant, Section 7.1(cc)(i) will be deleted in its entirety and replaced with the following new Section 7.1(cc)(i), on the date that: (1) the Term Loan Component has been paid in full; and (2) Borrower has achieved the net income projection for the six months ending December 31, 2004 and exceeded by 10% the net income projection for the fiscal year ending December 31, 2004, as those net income projections appear in the Business Model dated November 13, 2003, such net income results to be evidenced by audited Financial Statements delivered by Borrower to Lender:

“(i) Tangible Net Worth. Borrower shall at all times have and maintain Tangible Net Worth in an amount which shall not be less than an amount equal to the Tangible Net Worth as stated in the annual audited financial statements as of December 31, 2004 plus (A) fifty percent (50%) of the aggregate amount of proceeds received by Borrower after December 31, 2004 in connection with (1) each issuance by Borrower of any class or classes of capital stock after December 31, 2004, except for stock issued to retire existing unsecured subordinated debt, and (2) each incurrence of unsecured subordinated debt after December 31, 2004, except for unsecured debt issued to retire existing unsecured subordinated debt, plus (B) fifty percent (50%) of the aggregate amount of net income (calculated in accordance with GAAP) of Borrower after December 31, 2004.”

16. Elimination of Requirement for Standby Manager, Resort Consultant and Standby Servicer. Section 7.1 is hereby amended in part to add the following new paragraph:

“7.1 (ff) Elimination of Requirement for Standby Manager, Resort Consultant and Standby Servicer. Provided no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred, the Standby Management Agreement shall be released from the security interest granted to Lender hereunder and Borrower may terminate the agreement with the Standby Manager and Resort Consultant required under Section 7.1(y), and may amend the agreement with the Standby Servicer required under Section 7.1(y) to allow for Warm Backup, as that term is described in Exhibit B to that certain Backup Servicing Agreement among Standby Servicer, Borrower, and Agent dated as of April 10, 2001, as amended to date and, provided that: (i) the Term Loan Component has been paid in full; (ii) Borrower has achieved the net income projection for the six months ending December 31, 2004 and exceeded by 10% the net income projection for the fiscal year ending December 31, 2004, as those net income projections appear in the Business Model dated November 13, 2003, such net income results to be evidenced by audited Financial Statements delivered by Borrower to Lender; (iii) any requirement for the Standby Manager or Resort Consultant is eliminated from the Sovereign Documents; and (iv) the Standby Management Agreement is also released from any security interest granted to Sovereign pursuant to the Sovereign Documents.”

17. Limitation on Other Debt, Further Encumbrances. Provided no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred, Section 7.2(a) will be deleted in its entirety and replaced with the following paragraph on the date that: (i) the Term Loan Component has been paid in full; and (ii) Borrower has achieved the net income projection for the six months ending December 31, 2004 and exceeded by 10% the net income projection for the fiscal year ending December 31, 2004, as those net income projections appear in the Business Model dated November 13, 2003, such net income results to be evidenced by audited Financial Statements delivered by Borrower to Lender:

“7.2(a) Limitation on Other Debt, Further Encumbrances. Borrower will not obtain financing and grant liens with respect to the Collateral, except as hereafter provided. Notwithstanding anything herein to the contrary, Borrower may, without first obtaining the written consent of Lender obtain financing and grant liens with respect to any of its assets or other property except for the Collateral and those assets or property restricted by a negative pledge provided: (i) Borrower provides ten days prior written notice to Lender setting forth the terms and conditions of such financing; (ii) no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred; (iii) such financing does not result in an Event of Default hereunder or under or under Heller Documents, the Sovereign Documents, DZ Documents, Bond Holder Exchange Documents or the documents evidencing any other indebtedness of Borrower; (iv) Lender is promptly provided a copy of the fully executed loan documents relating thereto.”

18. Subordinated Obligations. Provided no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred, Section 7.2(f) will be amended by adding the following sentence to the end of such section on the date that: (i) the Term Loan Component has been paid in full; and (ii) Borrower has achieved the net income projection for the six months ending December 31, 2004 and exceeded by 10% the net income projection for the fiscal year ending December 31, 2004, as those net income projections appear in the Business Model dated November 13, 2003, such net income results to be evidenced by audited Financial Statements delivered by Borrower to Lender.

“Notwithstanding anything to the contrary in this Section 7.2(f), so long as Borrower’s Tangible Net Worth remains in compliance with Section 7.1(cc)(i) Borrower may: (i) retire unsecured subordinated debt with the proceeds from the issuance of stock or the incurrence of unsecured debt, and/or (ii) declare dividends, buy back stock, and perform other equity transactions.”

19. Modifications of Heller Documents, DZ Documents, Bond Holder Exchange Documents, Sovereign Documents, Silverleaf Finance II Documents and Other Debt Instruments. Provided no Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred, Section 7.2(k) will be deleted in its entirety and replaced with the following new Section 7.2(k), on the date that: (i) the Term Loan Component has been paid in full; and (ii) Borrower has achieved the net income projection for the six months ending December 31, 2004 and exceeded by 10% the net income projection for the fiscal year ending December 31, 2004, as those net income projections appear in the Business Model dated November 13, 2003, such net income results to be evidenced by audited Financial Statements delivered by Borrower to Lender:

“(k) Modifications of Heller Documents, DZ Documents, Bond Holder Exchange Documents, Sovereign Documents, Silverleaf Finance II Documents and Other Debt Instruments. Borrower may amend or modify the Sovereign Documents, the DZ Documents, the Bond Holder Exchange Documents, the Silverleaf Finance II Documents or the documents evidencing any other indebtedness of Borrower, and Borrower may extend, modify, increase or terminate the DZ Facility, the Bond Holder Exchange Transaction, the Sovereign Facility, the TFC Conduit Loan or any other credit facility or loan, without the prior written consent of Lender, provided Borrower provides Lender with (i) ten days prior written notice setting forth the terms and conditions thereof and (ii) a copy of the fully executed loan documents thereof promptly after execution.”

20. Conditions Precedent. This First Amendment shall not be effective until all of the following conditions have been satisfied:

(a) Approval of Documents. Borrower has delivered to Lender (with copies to Lender’s counsel), and Lender has reviewed and approved in its sole discretion, the form and content of all of the items specified in Subsections (i) through (vii) below (the “Submissions”). Lender shall have the right to review and approve any changes to the form of any of the Submissions. If Lender disapproves of any changes to any of the Submissions, Lender shall have the right to require Borrower either to cure or correct the defect objected to by Lender or to elect not to fund any Advance. Under no circumstances shall Lender’s failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions shall be prepared at Borrower’s sole cost and expense.

(i) A certificate in the form attached to the First Amendment as Exhibit A-1 to be signed by the president, vice president or secretary of the Borrower;

(ii) Copies of any amendments to the articles of incorporation/charter and bylaws of Borrower not previously delivered to Lender, certified to be true, correct and complete by Borrower and the Secretary of State of the State of Texas and current certificates of good standing for Borrower for the State of Texas and states where the Resorts are located, a current certificate of authority to conduct business by the Secretary of State in each state in which Borrower conducts business;

(iii) A certificate of the Secretary of Borrower certifying the adoption by the Board of Directors of Borrower of a resolution authorizing Borrower to enter into and execute the First Amendment and all such documents requested by Lender in the form attached to the First Amendment as Exhibit B-1;

(iv) A certificate of the secretary or assistant secretary of Borrower certifying the incumbency, and verifying the authenticity of the signatures of the specified officers of Borrower authorized to sign this First Amendment and all such documents requested by Lender in the form attached to the First Amendment as Exhibit C-1;

(v) Fully executed closing documents from the sale of the utility rights which comprise part of the Additional Resort Collateral pursuant to the Asset Purchase Agreement between Silverleaf Resorts, Inc. and Algonquin Water Resources of Texas, Inc. and Algonquin Water Resources of Missouri, Inc. and Algonquin Water Resources of Illinois, Inc. and Algonquin Water Resources of America, Inc. and Algonquin Power Income Fund dated as of August 29, 2004. Such sale will provide not less than thirteen million dollars ($13,000,000) of net proceeds. Lender hereby authorizes Borrower to consummate the sale of the utility rights subject to the terms and conditions of this First Amendment;

(vi) Closing Opinions of Counsels for Borrower;

(vii) Such other agreements, documents, instruments, certificates and materials as Lender may request to evidence the Indebtedness, to evidence and perfect the rights and Liens and security interests of Lender contemplated by the Loan Documents as amended hereby, and to effectuate the transactions contemplated in this First Amendment.

(b) Conditions to Closing.

(i) Execution of this First Amendment;

(ii) Execution of the amendments to the Additional Credit Facility and Existing Credit Facilities dated of even date herewith;

(iii) Borrower shall have delivered to Lender the Inventory Term Loan Note;

(iv) Lender shall have received evidence, in form and substance satisfactory to Lender, that the consent of each party entitled to consent to this First Amendment has been obtained;

(v) Borrower shall have paid all fees of all Lenders in connection with this First Amendment; and

(vi) Lender shall have delivered originals of all releases of Liens contemplated by this First Amendment to Lender’s counsel to be held in escrow until such time as Lender notifies Lender’s counsel that Borrower has satisfied all conditions and is entitled to such releases.

21. Further Documentation. Borrower agrees to execute and deliver to Lender any and all additional documentation as Lender may now or hereafter require in order to effectuate the terms and conditions of this First Amendment.

22. Effect of Amendment. The Loan Agreement, as herein amended, shall remain in full force and effect.

23. Ratification and Confirmation. Except as herein expressly amended, Borrower hereby ratifies, confirms, assumes and agrees to be bound by all of representations, warranties, statements, covenants and agreements set forth in the Loan Agreement and the other Loan Documents, as previously amended. The Borrower reaffirms, restates and incorporates by reference all of the representations, warranties, covenants and agreements made in the Loan Documents as if the same were made as of this date. The Borrower agrees to pay the Loan and all related expenses, as and when due and payable in accordance with the Loan Agreement and the other Loan Documents, and to observe and perform the Obligations, and do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default. In addition, to further secure, and to evidence and confirm the securing of, the prompt and complete payment and performance by the Borrower of the Loan and all of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Lender, and hereby confirms or reaffirms the prior granting to Lender of, a continuing First priority Lien, mortgage and security interest in and to all of the Collateral, except as otherwise set forth herein, whether now existing or hereafter acquired. Also, as provided in the Loan Documents, the Loan is and shall be further secured by the Liens and security interests in favor of Lender in the properties and interests relating to Additional Eligible Resorts, which now or hereafter serve as collateral security for any Obligations. Upon satisfaction of the requirements for approval by Lender of Additional Resorts, Borrower shall record, or cause to be recorded, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements in the appropriate public records of the state in which each Resort is located to further evidence and perfect Lender’s Lien on the Collateral. Borrower agrees to deliver or cause to be delivered by its Affiliates, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements as Lender may deem necessary to further evidence and perfect the Lender’s Lien on the Collateral.

24. GOVERNING LAW. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY BE EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND, EXCLUSIVE OF ITS CHOICE OF LAWS PRINCIPLES.

25. General Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a) Organization, Standing, Qualification. Borrower: (a) is a duly organized and validly existing Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and (b) has all requisite power, corporate or otherwise, to conduct its business and to execute and deliver, and to perform its obligations under, the Loan Documents.

(b) Authorization, Enforceability, Etc

(i) The execution, delivery and performance by Borrower of the Loan Documents has been duly authorized by all necessary corporate action by Borrower and does not and will not: (1) violate any provision of the certificate or articles of incorporation of Borrower, bylaws of Borrower, or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower is a party or is subject; (2) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower other than Liens in favor of Lenders; or (3) result in a breach of, or constitute a default by Borrower under, any indenture, loan or credit agreement or any other agreement, document, instrument or certificate to which Borrower is a party or by which it or any of its assets are bound or affected.

(ii) No approval, authorization, order, license, permit, franchise or consent of, or registration, declaration, qualification or filing with, any governmental authority or other Person, including without limitation, the Division or the Timeshare Owners’ Association is required in connection with the execution, delivery and performance by Borrower of any of the Loan Documents.

(iii) The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

(c) No Event of Default. No Event of Default or condition, omission or act which, with the passage of time, notice or both, would constitute an Event of Default, has occurred under the Loan Agreement as amended to date, the Additional Credit Facility and Existing Credit Facilities, the Heller Facility, the Sovereign Facility, DZ Facility, Bond Holder Exchange Facility or any other indebtedness of Borrower.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed on their behalf as of the day and year first written above.

Witnessed By:	TEXTRON FINANCIAL CORPORATION

/S/ SEBASTIAN GROMOUDIN

	By:	/S/ JOHN D’ANNIBALE

/S/ GINGER HAYES	Name:	John D’Annibale

	Its:	V/P

SILVERLEAF RESORTS, INC.

/S/ PATRICIA K. DOREY

	By:	/S/ HARRY J. WHITE, JR.

/S/ PENNY J. PELHAM	Name:	Harry J. White, Jr.

	Its:	CFO

STATE OF CONNECTICUT	)
	)	ss: East Hartford
COUNTY OF HARTFORD	)

     At East Hartford in said County and State on this _24___day of ___February , 2005, personally appeared _John D’Annibale duly authorized ___Vice President of Textron Financial Corporation, and he acknowledged the foregoing instrument by him signed and sealed to be his free act and deed and the free act and deed of Textron Financial Corporation.

Before me:	/S/ LAURA D’ANGELO

Notary Public in and for said State
My Commission Expires: Feb. 28, 2009
Commissioner of the Superior Court

STATE OF TEXAS	)
	)	ss:
COUNTY OF DALLAS	)

     At ___Dallas, Texas___in said County and State on this _1st___day of March___, 2005, personally appeared ___Harry J. White, Jr.___, duly authorized officer of SILVERLEAF RESORTS, INC., and he/she acknowledged the foregoing instrument by him/her signed and sealed to be his/her free act and deed and the free act and deed of Silverleaf Resorts, Inc., a Texas corporation, on behalf of the corporation.

Before me:	/S/ TAMMY J. MARTIN

Notary Public in and for said State
My Commission Expires: 1-6-2009

List of Exhibits and Schedules Attached to Agreement and not filed herewith:

Ex. A-1: Borrower’s Certificate
Schedule A: Amendments or Restatements to Documents
Schedule B: Existing Resorts
Schedule C: List of Stock and Equity Interests Owned by Borrower
Schedule D: List of Litigation, Suits, Actions, Complaints, Claims or Charges
Schedule E: List of Borrower’s Executive Management
Ex. B-1: Certificate of Corporate Resolutions of the Board of Directors of Silverleaf Resorts, Inc.
Ex. C-1: Certificate of Secretary of Silverleaf Resorts, Inc.